UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 21, 2008 (August 11, 2008)

Date of Report (Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Leadership Square, Suite 300
211 N. Robinson Avenue
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
          On August 11, 2008, Tronox Incorporated (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that it is not in compliance with the NYSE’s continued listing standards. The NYSE’s notice indicated that the Company’s average market capitalization over the 30 trading-day period preceding August 8, 2008 was $67.4 million, which was below the NYSE’s quantitative listing standard requiring NYSE listed companies to have an average market capitalization of at least $75 million over any consecutive 30 trading-day period.
          Under applicable rules and regulations of the NYSE, the Company must respond to the NYSE within forty-five (45) days from the receipt of the notice with a business plan that demonstrates its ability to achieve compliance with the continued listing standards within eighteen (18) months from the receipt of the notice. If the Company does not submit a business plan demonstrating the ability to achieve such continued listing standards, the NYSE will commence suspension and delisting procedures.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: August 21, 2008